                                                                     EXHIBIT 4.2

================================================================================



                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
                                    Seller


                    DEUTSCHE FINANCIAL SERVICES CORPORATION
                                   Servicer

                                      and

                           THE CHASE MANHATTAN BANK
                                    Trustee

                    ---------------------------------------

                           SERIES 1996-1 SUPPLEMENT

                          Dated as of October 1, 1996

                                      to

                        POOLING AND SERVICING AGREEMENT

                  Amended and Restated as of October 1, 1996

                    ---------------------------------------

                                $1,064,203,000
                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST
                                 SERIES 1996-1


================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                  Creation of the Series 1996-1 Certificates

SECTION 1.1.   Designation .............................................    -1-

                                  ARTICLE II

                                  Definitions

SECTION 2.1.   Definitions .............................................    -1-

                                  ARTICLE III

                                 Servicing Fee

SECTION 3.1.   Servicing Compensation ..................................   -17-

                                  ARTICLE IV

                Rights of Series 1996-1 Certificateholders and
                   Allocation and Application of Collections

SECTION 4.1.   Allocations; Payments to Seller .........................   -18-
SECTION 4.2.   Monthly Interest; Determination of Certificate Rate .....   -19-
SECTION 4.3.   Determination of Monthly Principal ......................   -21-
SECTION 4.4.   Establishment of Reserve Fund and Funding Accounts ......   -21-
SECTION 4.5.   Deficiency Amount .......................................   -24-
SECTION 4.6.   Application of Investor Non-Principal
                 Collections, Investment Proceeds and Available
                 Investor Principal Collections ........................   -25
SECTION 4.7.   Distributions to Series 1996-1 Certificateholders .......   -28-
SECTION 4.8.   Application of Reserve Fund and Available
                 Subordinated Amount ...................................   -29-
SECTION 4.9.   Investor Charge-Offs ....................................   -31-
SECTION 4.10.  Excess Servicing ........................................   -31-
SECTION 4.11.  Excess Principal Collections ............................   -32-
SECTION 4.12.  Excess Funding Account ..................................   -32-

                                   ARTICLE V

                         Distribution and Reports to

                       Series 1996-1 Certificateholders

SECTION 5.1.   Distributions ...........................................   -34-
SECTION 5.2.   Reports and Statements to Series 1996-1
                 Certificateholders ....................................   -35-

                                  ARTICLE VI

                           Early Amortization Events

SECTION 6.1.   Additional Early Amortization Events ....................   -35-

                                  ARTICLE VII

                              Optional Repurchase

SECTION 7.1.   Optional Repurchase .....................................   -36-

                                 ARTICLE VIII

                              Final Distributions

SECTION 8.1.   Sale of Certificateholders' Interest
                 Pursuant to Section 2.3 of the Agreement;
                 Distributions Pursuant to Section 7.1 of this
                 Series Supplement or Section 2.3 or 12.2(c) of the
                 Agreement .............................................   -37-

                                  ARTICLE IX

                           Miscellaneous Provisions

SECTION 9.1.   Registration of the Series 1996-1
                 Certificates under the Securities Exchange Act of
                 1934 ..................................................   -39-
SECTION 9.2.   Ratification of Agreement ...............................   -40-
SECTION 9.3.   Counterparts ............................................   -40-
SECTION 9.4.   Governing Law ...........................................   -40-
SECTION 9.5.   Limitation of Class C Certificates ......................   -40-
SECTION 9.6.   The Trustee .............................................   -41-
SECTION 9.7.   Instructions in Writing .................................   -41-
SECTION 9.8.   Initial Funding of Reserve Fund .........................   -42-

EXHIBITS

Exhibit A      Form of Class A Certificate
Exhibit B      Form of Class B Certificate
Exhibit C      Form of Class C Certificate

SCHEDULES

Schedule 1     Accounts
Schedule 2     Initial Principal Amounts of Certificates

          SERIES 1996-1 SUPPLEMENT dated as of October 1, 1996 (this "Series Supplement"), among DEUTSCHE FLOORPLAN RECEIVABLES, L.P., a Delaware limited partnership, formerly known as ITT Floorplan Receivables, L.P., as Seller, DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, formerly known as ITT Commercial Finance Corp., as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, formerly known as Chemical Bank, as Trustee.

          Pursuant to Section 6.3 of the Pooling and Servicing Agreement, dated as of December 1, 1993, amended and restated as of March 1, 1994, further amended as of January 24, 1996 and amended and restated as of October 1, 1996 (as amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                   ARTICLE I

                  Creation of the Series 1996-1 Certificates
                  ------------------------------------------

          SECTION 1.1. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Floating Rate Asset Backed Certificates, Series 1996-1," which shall consist of three Classes to be known, respectively, as the "Floating Rate Asset Backed Certificates, Series 1996-1, Class A," "Floating Rate Asset Backed Certificates, Series 1996-1, Class B" and "Floating Rate Asset Backed Certificates, Series 1996-1, Class C."

          (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                  ARTICLE II

                                  Definitions
                                  -----------

          SECTION 2.1. Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

          "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early

Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) of the definition of Early Amortization Period in the Agreement), the period commencing on the Accumulation Period Commencement Date and ending upon the first to occur of (a) the commencement of an Early Amortization Period or (b) the Expected Final Payment Date.

          "Accumulation Period Commencement Date" shall mean the date which is the first day of the June 1999 Collection Period; provided, however, that upon written notice to the Trustee, the Servicer may elect to postpone the Accumulation Period Commencement Date such that the number of months included in the Accumulation Period shall equal or exceed the Accumulation Period Length; provided further, however, that such election shall only be permitted if the Accumulation Period Length is less than four months; provided further, however, that the Accumulation Period Commencement Date shall not be postponed beyond the first day of the September 1999 Collection Period.

          "Accumulation Period Length" shall mean, as determined by the Servicer on each Determination Date, beginning with the Determination Date occurring in the May 1999 Collection Period, the number of calendar months that the Servicer expects to be required such that sufficient funds are on deposit in the Principal Funding Account no later than the Expected Final Payment Date to pay the outstanding principal balances of the Certificates, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Series 1996-1 Certificateholders assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the Receivables for the preceding three months and (b) the amount of principal expected to be distributable to Investor Certificateholders of Series which are not expected to be in their revolving periods during the Accumulation Period.

          "Additional Early Amortization Event" shall have the meaning specified in Section 6.1.

          "Additional Interest" shall mean the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

          "Adjustment Date" shall mean, with respect to any Interest Period, the second London Business Day prior to the Interest Payment Date preceding such Interest Period (and with respect to an Interest Period commencing on an Interest Payment Date, the second London Business Day preceding such Interest Payment Date); provided that with respect to the first Interest Period and each other Interest Period prior to the first Interest Payment Date, the Adjustment Date shall be October ___, 1996.

          "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 1996-1 Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

          "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date and (c) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.8.

          "Available Seller's Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Seller's Non-Principal Collections for such Deposit Date and (b) the Available Seller's Principal Collections for such Deposit Date; provided, however, that the Available Seller's Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

          "Available Seller's Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Non-Principal Collections for such Deposit Date.

          "Available Seller's Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over
(ii) the Excess Seller's Percentage for such Collection Period by (b) Principal Collections for such Deposit Date.

          "Available Subordinated Amount" shall mean, for the first Determination Date, an amount equal to the product of (a) a fraction, the numerator of which is the Invested Amount on the Closing Date and the denominator of which is the Pool Balance on the Closing Date multiplied by (b) the Trust Incremental Subordinated Amount. The "Available Subordinated Amount" for any subsequent Determination Date shall mean an amount equal to (i) the product of (x) a fraction, the numerator of which is the Invested Amount on the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance on such last day multiplied by (y) the Trust Incremental Subordinated Amount minus (ii) the aggregate of the Required Subordination Draw Amounts for all preceding Distribution Dates to the extent provided in Section 4.8.

          "Carry-over Amount" shall mean the sum of the Class A Carry-over Amount, the Class B Carry-over Amount and the Class C Carry-over Amount.

          "Certificateholders" shall mean, collectively, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders.

          "Certificateholders' Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

          "Certificates" shall mean, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

          "Class A Additional Interest" shall have the meaning specified in
Section 4.2(a).

          "Class A Carry-over Amount" shall mean, with respect to a Distribution Date for which the Class A Certificate Rate is equal to the per annum rate in clause (ii) of the definition of Class A Certificate Rate, an amount equal to the excess of (a) the amount equal to the Class A Monthly Interest for such Distribution Date calculated as if the Class A Certificate Rate for such Distribution Date were equal to the per annum rate in clause (i) of the definition of Class A Certificate Rate over (b) the Class A Monthly Interest for such Distribution Date.

          "Class A Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus _____% per annum and (ii) the related Net Receivables Rate.

          "Class A Certificateholders" shall mean the Holders of Class A Certificates.

          "Class A Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 1996-1, Class A" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

          "Class A Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class A Certificates, which is set forth in
Schedule 2, plus (x) the product of (i) the Class A Percentage multiplied by
(ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class A Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

          "Class A Interest Shortfall" shall have the meaning specified in
Section 4.2(a).

          "Class A Invested Amount" shall mean, for any date, an amount equal to the sum of (a)(i) the Class A Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class A Investor Charge-Offs.

          "Class A Investor Charge-Off" shall have the meaning specified in
Section 4.9.

          "Class A Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class A Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 1996-1, the initial principal amount of the Class A Certificates as set forth in Schedule 2.

          "Class A Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class A Certificates and the denominator of which is the outstanding principal balance of all Certificates.

          "Class A Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal amount of the Class A Certificates as of such Determination Date (determined after taking into account any increases or decreases in the Class A Invested Amount which will occur on the following Distribution Date) to the initial principal amount of the Class A Certificates.

          "Class B Additional Interest" shall have the meaning specified in
Section 4.2(a).

          "Class B Carry-over Amount" shall mean, with respect to a Distribution Date for which the Class B Certificate Rate is equal to the per annum rate in clause (ii) of the definition of Class B Certificate Rate, an amount equal to the excess of (a) the amount equal to the Class B Monthly Interest for such Distribution Date calculated as if the Class B Certificate Rate for such Distribution Date were equal to the per annum rate in clause (i) of the definition of Class B Certificate Rate over (b) the Class B Monthly Interest for such Distribution Date.

          "Class B Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus _____% per annum and (ii) the related Net Receivables Rate .

          "Class B Certificateholders" shall mean the Holders of Class B Certificates.

          "Class B Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 1996-1, Class B" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit B.

          "Class B Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class B Certificates, which is set forth in
Schedule 2, plus (x) the product of (i) the Class B Percentage multiplied by
(ii) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class B Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

          "Class B Interest Shortfall" shall have the meaning specified in
Section 4.2(a).

          "Class B Invested Amount" shall mean, for any date, an amount equal to the sum of (a)(i) the Class B Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class B Investor Charge-Offs.

          "Class B Investor Charge-Off" shall have the meaning specified in
Section 4.9.

          "Class B Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding

Distribution Date (after giving effect to all repayments of principal made to Class B Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 1996-1, the initial principal amount of the Class B Certificates as set forth in Schedule 2.

          "Class B Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class B Certificates and the denominator of which is the outstanding principal balance of all Certificates.

          "Class B Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal amount of the Class B Certificates as of such Determination Date (determined after taking into account any increases or decreases in the Class B Invested Amount which will occur on the following Distribution Date) to the initial principal amount of the Class B Certificates.

          "Class C Additional Interest" shall have the meaning specified in
Section 4.2(a).

          "Class C Carry-over Amount" shall mean, with respect to a Distribution Date for which the Class C Certificate Rate is equal to the per annum rate in clause (ii) of the definition of Class C Certificate Rate, an amount equal to the excess of (a) the amount equal to the Class C Monthly Interest for such Distribution Date calculated as if the Class C Certificate Rate for such Distribution Date were equal to the per annum rate in clause (i) of the definition of Class C Certificate Rate over (b) the Class C Monthly Interest for such Distribution Date.

          "Class C Certificate Rate" shall mean, for an Interest Period and the Distribution Date immediately following such Interest Period, a rate per annum equal to the lesser of (i) LIBOR plus _____% per annum and (ii) the related Net Receivables Rate.

          "Class C Certificateholders" shall mean the Holders of Class C Certificates.

          "Class C Certificates" shall mean any one of the "Floating Rate Asset Backed Certificates, Series 1996-1, Class C" executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit C.

          "Class C Initial Invested Amount" shall mean, for any date, the initial principal amount of the Class C Certificates, which is set forth in
Schedule 2, plus (x) the product of (i) the Class C Percentage multiplied by
(ii) the amount of any withdrawals from
the Excess Funding Account in connection with an increase in Pool Balance since the Closing Date, minus (y) the product of (i) the Class C Percentage multiplied by (ii) the amount of any additions to the Excess Funding Account in connection with a reduction in the Pool Balance since the Closing Date.

          "Class C Interest Shortfall" shall have the meaning specified in
Section 4.2(a).

          "Class C Invested Amount" shall mean, for any date, an amount equal to the sum of (a) (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to Class C Certificateholders prior to such date, minus (iii) the aggregate amount of all unreimbursed Class C Investor Charge-Offs.

          "Class C Investor Charge-Off" shall have the meaning specified in
Section 4.9.

          "Class C Monthly Interest" on any Distribution Date shall be an amount equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) (A) the outstanding principal balance of the Class C Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Class C Certificateholders on such preceding Distribution Date, if any) or (B) in the case of the first Distribution Date with respect to Series 1996-1, the initial principal amount of the Class C Certificates as set forth in Schedule 2.

          "Class C Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Class C Certificates and the denominator of which is the outstanding principal balance of all Certificates.

          "Class C Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the outstanding principal amount of the Class C Certificates as of such Determination Date (determined after taking into account any increases or decreases in the Class C Invested Amount which will occur on the following Distribution Date) to the initial principal amount of the Class C Certificates.

          "Closing Date" shall mean October [___], 1996.

          "Controlled Amortization Amount" shall mean the quotient obtained by dividing the Invested Amount as of the Determination Date on which the Accumulation Period Length is determined (after giving effect to any changes therein on such date) by the number of months comprising the Accumulation Period Length.

          "Controlled Distribution Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates from and including the first Distribution Date during the Accumulation Period through and including such Distribution Date over (ii) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

          "Deficiency Amount" shall have the meaning specified in Section 4.5.

          "Distribution Date Statement" shall have the meaning specified in
Section 5.2(a).

          "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.1 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

          "Early Amortization Period" shall mean an Early Amortization Period (as defined in the Agreement) with respect to Series 1996-1.

          "Excess Funding Account" shall have the meaning specified in Section 4.4(d).

          "Excess Principal Collections" shall mean the amounts equal to the balances referred to as such in Sections 4.6(b)(ii) and 4.6(c)(ii).

          "Excess Seller's Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) when used with respect to Non-Principal Collections and Defaulted Receivables, 100% minus the sum of (i) the Floating Allocation Percentage with respect to such Collection Period plus the sum of the floating allocation percentages for all other outstanding Series of Investor Certificates for such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the Available Subordinated Amount as of the Determination Date occurring in such Collection Period plus the sum of the aggregate available subordinated amounts for all other outstanding Series of Investor Certificates as of such Determination Date (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period or (b) when used with respect to Principal Collections, 100% minus the sum of (i) the floating allocation percentages for all outstanding Series that are in their revolving periods with respect to such Collection Period plus the sum of the principal allocation percentages for all outstanding Series of Investor Certificates that are not in their revolving periods with respect to such Collection Period and
(ii) the percentage equivalent of a fraction, the numerator of which is the sum of the Available Subordinated Amount as of the Determination Date occurring in such Collection Period plus the sum of the aggregate available subordinate amounts for all other Series of Investor Certificates as of such Determination Date (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of such immediately preceding Collection Period.

          "Excess Servicing", shall mean, with respect to any Distribution Date, the amount, if any, specified pursuant to Section 4.6(a)(ix), with respect to such Distribution Date.

          "Expected Final Payment Date" shall mean the October, 1999 Distribution Date.

          "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the sum of the initial principal balances of the Certificates and the denominator of which is the Pool Balance on the Series 1996-1 Cut-Off Date.

          "Initial Invested Amount" shall equal the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

          "Interest Funding Account" shall have the meaning specified in Section 4.4(b).

          "Interest Payment Date" shall mean the Distribution Date in each January, April, July and October or, if such day is not a Business Day, the next Business Day; provided, however, that during an Early Amortization Period, "Interest Payment Date" shall have the meaning assigned to the term "Distribution Date" in the Agreement; provided further, however, that unless an Early Amortization Period shall have occurred prior to the Distribution Date in December 1996, the first Interest Payment Date shall be January 15, 1997.

          "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

          "Invested Amount" shall mean, for any date, the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

          "Investment Proceeds" shall mean, with respect to any Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1996-1 Accounts, together with an amount equal to the Series 1996-1 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited as of the related Determination Date to the Collection Account pursuant to Section 4.2 of the Agreement.

          "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

          "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Non-Principal Collections deposited in the Collection Account for the related Collection Period.

          "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period), and (ii) Principal Collections for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Non-Principal Collections, funds in the Reserve Fund Excess Servicing and Available Seller's Collections to be allocated in each case to cover the Investor Default Amount or reimburse Class A, Class B or Class C Investor Charge-offs pursuant to Section 4.6(a)(vi), 4.6(a)(vii) or 4.8(b) (to the extent Section 4.8(b) relates to a shortfall in distributions pursuant to Section 4.6(a)(vi) on such Distribution
Date) provided that in the case of clause (a), if for any Distribution Date the sum of the Floating

Allocation Percentage (if the Revolving Period is in effect), the Principal Allocation Percentage (if the Early Amortization Period or the Accumulation Period is in effect), the floating allocation percentages for all other outstanding Series of Investor Certificates in their revolving periods and the principal allocation percentages for all other outstanding Series of Investor Certificates in their early amortization or accumulation periods exceeds 100%, then Principal Collections shall be allocated among all Series (including Series 1996-1) pro rata on the basis of such floating allocation percentages and principal allocation percentages.

          "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of three months (the "Index Maturity") commencing on the related Adjustment Date which appears on the Telerate Page 3750 as of approximately 11:00 A.M., London time, on such date of calculation. If at least two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period; provided, further, however, that on any Adjustment Date during the Early Amortization Period, the "Index Maturity" shall equal one month.

          "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Monthly Interest" shall have the meaning specified in
Section 4.2.

          "Monthly Principal" shall have the meaning specified in Section 4.3.

          "Monthly Servicing Fee" shall have the meaning specified in
Section 3.1.

          "Net Receivables Rate" shall mean, with respect to each Distribution Date immediately following an Interest Period, (i) the weighted average of the interest rates borne by the Receivables during the second Collection Period preceding such Distribution Date (interest payments on the Receivables at such rates being due and payable in the Collection Period preceding such Distribution
Date) plus (ii) the product of (x) the Monthly Payment Rate for the Collection Period preceding such Distribution Date, (y) the Discount Factor for such Distribution Date and (z) twelve less (iii) 2% per annum, unless the Servicing Fee has been waived for such Collection Period.

          "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period; provided, however, that with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) of the definition of Early Amortization Period in the Agreement), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

          "Principal Funding Account" shall have the meaning specified in
Section 4.4(c).

          "Private Holder" shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series or Class of Certificates or any other interests as to which the Trustee has received an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Trust or the Trust's income or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Seller determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any Person holding more than one interest in the Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Seller (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Class C Certificateholder shall be considered to be a Private Holder.

          "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, (ii) accrued and unpaid interest on the unpaid principal balance of the Series 1996-1 Certificates and (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1996-1 Certificateholders on a prior Distribution Date.

          "Required Participation Percentage" shall mean, with respect to Series 1996-1, 105%; provided, however, that the Seller may, upon 10 days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided that the Rating Agency Condition is satisfied.

          "Required Subordination Draw Amount" shall mean, for a Distribution Date, the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount for the related Determination Date.

          "Reserve Fund" shall have the meaning specified in Section 4.4(a).

          "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Distribution Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

          "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) two percent (2%) and
(b) the aggregate outstanding principal balance of the Certificates as of such Distribution Date (after giving effect to any changes therein on such Distribution Date).

          "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Closing Date and ending on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, and (b) the close of business on the day an

Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition of Early Amortization Period in the Agreement, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

          "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Principal Collections for the related Collection Period.

          "Seller's Percentage" for any Collection Period shall mean (i) with respect to Non-Principal Collections and Defaulted Receivables, 100% minus the aggregate of the floating allocation percentages for each outstanding Series and
(ii) with respect to Principal Collections, 100% minus the sum of (a) the aggregate of the floating allocating percentages for all Series in their revolving periods and (b) the aggregate of the principal allocation percentages for all Series that are not in their revolving periods, but in any case shall not be less than 0%.

          "Series 1996-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

          "Series 1996-1 Accounts" shall have the meaning specified in
Section 4.4(e).

          "Series 1996-1 Allocation Percentage" for a Collection Period shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last Business Day preceding such Collection Period and the denominator of which is the Trust Invested Amount on the last Business Day preceding such Collection Period.

          "Series 1996-1 Certificateholders" shall mean, collectively, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders.

          "Series 1996-1 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1996-1 Certificates.

          "Series 1996-1 Certificates" shall mean, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

          "Series 1996-1 Cut-Off Date" shall mean July 31, 1996.

     "Series 1996-1 Excess Principal Collection" shall mean that portion of Excess Principal Collections allocated to Series 1996-1 pursuant to Section 4.11.

     "Series 1996-1 Principal Shortfall" with respect to any Distribution
Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Accumulation Period, the Controlled Distribution Amount or (y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

     "Servicing Fee Rate" shall mean, with respect to Series 1996-1, 2.00% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

     "Special Payment Date" shall mean each Distribution Date with respect to an Early Amortization Period (other than an Early Amortization Period that has ended as described in clause (c) of the definition of Early Amortization Period in the Agreement).

     "Telerate Page 3750" shall mean the display designated as page 3750 on Telerate (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Termination Date" shall mean the October, 2001 Distribution Date.

     "Termination Proceeds" shall mean any proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.2(c) of the Agreement with respect to Series 1996-1.

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1996-1, Standard & Poor's, Moody's and Fitch's. As used in this Series Supplement and in the Agreement with respect to Series 1996-1, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, (ii) in the case of Moody's, Aaa and P-1, as applicable, and (iii) in the case of Fitch's, AAA and F-1, as applicable.

     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section
2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                  ARTICLE III

                                 Servicing Fee
                                 -------------

     SECTION 3.1. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 1996-1 Allocation Percentage of the Pool Balance as of the last day of the second Collection Period preceding such Distribution Date (or with respect to the first Distribution Date for Series 1996-1, as of the Closing Date). The share of the Servicing Fee allocable to the Series 1996-1 Certificateholders with respect to any Distribution Date (the "Certificateholders' Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date; provided, however, that with respect to the first Distribution Date for Series 1996-1, clause (b) of this sentence shall be deemed to refer only to the sum of the initial principal amounts of the Certificates. Notwithstanding the foregoing, with respect to the first Distribution Date for Series 1996-1, each reference in the preceding sentences of this Section to one-twelfth will be deemed to be replaced by a fraction, the numerator of which is the number of days from but excluding the Closing Date to and including the last day of the month in which the Closing Date occurs and the denominator of which is 360.

     The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1996-1 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 1996-1 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Certificateholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

     The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future

Distribution Date to pay the Certificateholders' Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders' Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(a); provided further, however, that, to the extent any such waived Certificateholders' Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.


                                  ARTICLE IV

                Rights of Series 1996-1 Certificateholders and
                ----------------------------------------------
                   Allocation and Application of Collections
                   -----------------------------------------

     SECTION 4.1. Allocations; Payments to Seller. (a) Subject to Section 4.3(c) of the Agreement, Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts, as they relate to Series 1996-1, shall be allocated and distributed as set forth in this Article IV.

     (b) The Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts (to the extent, if any, that the Seller's Collections have been deposited into the Collection Account):

     (i)  on each Deposit Date:

          (A) an amount equal to the Excess Seller's Percentage for the related Collection Period of Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

          (B) an amount equal to the Excess Seller's Percentage for the related Collection Period of Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
     Date); and

     (ii) on each Deposit Date with respect to the Revolving Period or the revolving period for any other Series of Investor

Certificates, an amount equal to the Available Seller's Principal Collections for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals, and deposits to be made on the Distribution Date immediately following such Deposit Date).

     The withdrawals to be made from the Collection Account pursuant to this
Section 4.1(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.3 of the Agreement, payment of the purchase price for the Series 1996-1 Certificateholders' Interest pursuant to Section 7.1 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 of the Agreement.

     SECTION 4.2.  Monthly Interest; Determination of Certificate Rate.
(a) "Monthly Interest" with respect to the Series 1996-1 Certificates on any Distribution Date shall be an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest. Interest on the respective outstanding principal balance of each Class of Certificates will accrue at the Class A Certificate Rate, Class B Certificate Rate or Class C Certificate Rate, as applicable, and will be payable to Certificateholders on each Interest Payment Date.

     On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the sum of (i) the Class A Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class A Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class A Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to this Series Supplement. If, as of any Interest Payment Date, an amount covering any Class A Interest Shortfall for any prior Interest Payment Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class A Additional Interest") equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account), shall be payable as set forth in Section 4.7 with respect to the Class A Certificates. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable to the Interest Funding Account or distributed to Class A Certificateholders only to the extent permitted by applicable law.

     On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the sum of (i) the Class B Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class B Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class B Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to this Series Supplement. If, as of any Interest Payment Date, an amount covering any Class B Interest Shortfall for any prior Interest Payment Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class B Additional Interest") equal to the product of (i) the Class B Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account), shall be payable as set forth in Section 4.7 with respect to the Class B Certificates. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable to the Interest Funding Account or distributed to Class B Certificateholders only to the extent permitted by applicable law.

     On the Determination Date preceding each Interest Payment Date, the Servicer shall determine the excess, if any (the "Class C Interest Shortfall"), of (x) the sum of (i) the Class C Monthly Interest for the Interest Period applicable to such Interest Payment Date plus (ii) the Class C Monthly Interest for each Interest Period applicable to each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date) over (y) the amount which will be available to be paid to the Class C Certificateholders from the Interest Funding Account on such Interest Payment Date in respect thereof pursuant to this Series Supplement. If, as of any Interest Payment Date, an amount covering any Class C Interest Shortfall for any prior Interest Payment Date shall not have been deposited into the Interest Funding Account, then an additional amount ("Class C Additional Interest") equal to the product of (i) the Class C Certificate Rate, (ii) a fraction the numerator of which is the actual number of days in the period from and including such prior Interest Payment Date to but excluding the current Interest Payment Date and the denominator of which is 360, and (iii) such Class C Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account), shall be payable as set forth in Section 4.7 with respect to the Class C Certificates. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable to the Interest Funding Account or distributed to Class C Certificateholders only to the extent permitted by applicable law.

     (b) The Distribution Date Statement will specify the applicable Net Receivables Rate for the next Interest Period. Based on such Distribution Date Statement (and on the Trustee's calculation of LIBOR) the Trustee shall determine the Class A, Class B and Class C Certificate Rates for each Interest Period on the Determination Date immediately preceding each Interest Period. The Trustee shall notify the Servicer on each Adjustment Date (or in the case of the date specified in the proviso to the definition of Adjustment Date, promptly following such date) of the Trustee's determination of LIBOR. The establishment of LIBOR on each Adjustment Date by the Trustee and the Trustee's calculation of the Class A, Class B and Class C Certificate Rates will (in the absence of manifest error) be final and binding.

     SECTION 4.3. Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 1996-1 Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided further, however, that Monthly Principal shall not exceed the outstanding principal balance of the Series 1996-1 Certificates.

     SECTION 4.4.  Establishment of Reserve Fund and Funding Accounts.
(a)(i) The Servicer, for the benefit of the Series 1996-1 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the Deutsche Floorplan Receivables Master Trust, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-1 Certificateholders.

     (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Reserve Fund on the Business Day preceding a Distribution Date are not required to be invested overnight.

     (b)(i) The Servicer, for the benefit of the Series 1996-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Interest Funding Account"), which shall be identified as the "Interest Funding Account for the Deutsche Floorplan Receivables Master Trust, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-1 Certificateholders.

     (ii) At the direction of the Servicer, funds on deposit in the Interest Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Interest Funding Account shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Interest Funding Account on any Distribution Date (which are not distributed to Certificateholders pursuant to Section 4.7 on such Distribution Date) shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the next following Distribution Date. Funds deposited in the Interest Funding Account on the Business Day preceding a Distribution Date are not required to be invested overnight.

     (c)(i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Deutsche Floorplan Receivables Master Trust, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-1 Certificateholders.

     (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-1 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds on deposit in the Principal Funding Account (which are not distributed to Certificateholders pursuant to Section 4.7 on such Distribution Date) shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Principal Funding Account on the Business Day preceding the Expected Final Payment Date are not required to be invested overnight.

     (d)(i) The Servicer, for the benefit of the Series 1996-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for Deutsche Floorplan Receivables Master Trust, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-1 Certificateholders.

     (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date; provided that if, pursuant to Section 4.12, deposits to and withdrawals from the Excess Funding Account are being made on a weekly or daily basis, then such Eligible Investments shall mature on each Business Day on a weekly or daily basis, as the case may be; provided further that such Eligible Investments shall still mature so that funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on the Business Day preceding a Distribution Date are not required to be invested overnight.

     (e)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund, the Interest Funding Account, the Principal Funding Account and the Excess Funding Account (collectively, the "Series 1996-1 Accounts") and in all proceeds thereof. The Series 1996-1 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Series 1996-1 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 1996-1

Account meeting the conditions specified in paragraph (a)(i), (b)(i), (c)(i) or
(d)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or investments to such new Series 1996-1 Account. Neither the Seller, the Servicer nor any other Person or entity claiming by, through or under the Seller, the Servicer or any such other Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1996-1 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1996-1 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1996-1 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 1996-1 Account.

     (ii) Pursuant to the authority granted to the Servicer in Section 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to take withdrawals and payments from the Series 1996-1 Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

     (f) Unless otherwise agreed to by the Rating Agencies, at no time may funds on deposit in any Series 1996-1 Account in an amount greater than 10% of the outstanding principal balance of the Certificates be invested in Eligible Investments (other than obligations of the United States government or investments in a mutual fund that does not have credit concentrations greater than 10%) of any single entity or its Affiliates.

     SECTION 4.5. Deficiency Amount. With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

          (a)  the sum of

               (i)    the Monthly Interest for such Distribution Date,

               (ii) any Monthly Interest for any prior Distribution Dates required to be but not deposited in the Interest Funding Account on a prior Distribution Date,

               (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest for any prior Distribution Dates required to be but not deposited into the Interest Funding Account on a prior Distribution Date (to the extent permitted by applicable law),

               (iv) the Certificateholders' Monthly Servicing Fee for such Distribution Date,

                (v) the Investor Default Amount, if any, for such Distribution Date, and

                (vi) the Series 1996-1 Allocation Percentage of the amounts of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date exceeds

          (b) the sum of Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds, if any, with respect to such Distribution Date.

     SECTION 4.6. Application of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall cause the Trustee (by setting forth the following amounts in the related Distribution Date Statement) to make the following distributions on each Distribution Date:

     (a) On each Distribution Date, an amount equal to the sum of Investor Non-Principal Collections and any Investment Proceeds with respect to such Distribution Date will be distributed in the following priority:

          (i) first, an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed to the Class A Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class A Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class A Additional Interest previously due but not deposited in the Interest Funding Account or distributed to the Class A Certificateholders on prior

          Distribution Dates, shall be deposited to the Interest Funding
          Account;

               (ii) second, an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed to the Class B Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class B Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication, any Class B Additional Interest previously due but not deposited in the Interest Funding Account or distributed to the Class B Certificateholders on prior Distribution Dates, shall be deposited to the Interest Funding Account;

               (iii) third, an amount equal to the Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest for any prior Distribution Dates not deposited in the Interest Funding Account or distributed to the Class C Certificateholders on such prior Distribution Dates plus (but only to the extent permitted under applicable law) the amount of any Class C Additional Interest for the immediately preceding Interest Payment Date that has not been deposited in the Interest Funding Account and, without duplication any Class C Additional Interest previously due but not deposited in the Interest Funding Account or distributed to the Class C Certificateholders on prior Distribution Dates, shall be deposited to the Interest Funding Account;

               (iv) fourth, an amount equal to the Certificateholders' Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

               (v) fifth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

               (vi) sixth, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Investor Principal Collections for such Distribution Date;

               (vii) seventh, an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs pursuant to Section 4.9 shall be treated as a portion of Investor Principal Collections for such Distribution
          Date;

               (viii) eighth, any previously undistributed Carry-over Amount shall be deposited in the Interest Funding Account; and

               (ix) ninth, the balance, if any, shall constitute "Excess Servicing" and shall be allocated and distributed as set forth in
          Section 4.10.

          (b) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be applied in the following priority:

               (i) first, if (A) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (B) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then the Servicer shall cause to be deposited into the Excess Funding Account an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts (and the resulting reductions in the invested amounts) for other outstanding Series in their revolving periods for such Distribution Date, the Pool Balance is equal to the Required Participation Amount, and

               (ii) second, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with
          Section 4.4 of the Agreement.

For purposes of determining the amount to be applied pursuant to subparagraph
(i) above, allocations of the amounts to be deposited in the Excess Funding Account and the excess funding account for other outstanding Series shall be made pro rata on the basis of the invested amounts (including the Invested Amount for Series 1996-1).

     If the Servicer has elected in respect of a Collection Period to make withdrawals from the Excess Funding Account on a daily or weekly basis pursuant to Section 4.12(b), then deposits into the Excess Funding Account required by this Section 4.6(b) shall be made on each Business Day in such Collection Period (if daily withdrawals and deposits have been elected) or on each Wednesday (or the next succeeding Business Day if such Wednesday is not a Business Day) in such Collection Period (if weekly withdrawals and deposits have been elected). In the case of such election, the Pool Balance referred to in clause (B) above shall be the Pool Balance on the preceding Business Day, in the case of an election to make daily deposits and withdrawals, and on the Monday next preceding the related Wednesday, in the case of an election to make weekly deposits and withdrawals.

          (c) On each Distribution Date (x) with respect to the Accumulation tion Period or (y) an Early Amortization Period (if a Responsible Officer of the Trustee has actual knowledge of such Early Amortization Period), an amount equal to the Available Investor Principal Collections will be distributed in the following priority:

          (i) first, an amount equal to Monthly Principal for such Distribution Date shall be deposited by the Servicer or the Trustee into the Principal Funding Account; and

          (ii) second, for each Distribution Date with respect to the Accumulation Period (unless an Early Amortization Event has occurred), an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.4 of the Agreement.

     SECTION 4.7.  Distributions to Series 1996-1 Certificateholders.  (a)
The Servicer shall direct the Trustee to make the following distributions at the following times from the Interest Funding Account, the Principal Funding Account and the Excess Funding Account:

               (i) on each Distribution Date which is an Interest Payment Date, all amounts on deposit in the Interest Funding Account shall be distributed to the Series 1996-1 Certificateholders in the following order of priority:

                    (A) first, to the Class A Certificateholders, an amount
               equal to (i) the sum of Class A Monthly Interest for such Distribution Date, plus the Class A Monthly Interest for any prior Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (ii) any amount determined on any prior Interest Payment Date pursuant to clause (i) of this paragraph (A) that was not distributed on any Interest Payment Date prior to the current Interest Payment Date, plus (iii) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current Interest Payment Date and, without duplication, any Class A Additional Interest previously due but not distributed;

                    (B) second, to the Class B Certificateholders, and amount
               equal to (i) the sum of Class B Monthly Interest for such Distribution Date,if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (ii) any amount determined on any prior Interest Payment Date pursuant to clause (i) of this paragraph (B) that was not distributed on any Interest Payment Date prior to the current Interest Payment Date, plus (iii) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current Interest Payment Date and, without duplication, any Class B Additional Interest previously due but not distributed;

                    (C) third, to the Class C Certificateholders, an amount
               equal to (i) the sum of Class C Monthly Interest for such Distribution Date plus the Class C Monthly Interest for any prior Distribution Dates, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date), plus (ii) any amount determined on any prior Interest Payment Date pursuant to clause (i) of this paragraph (C) that was not distributed on any Interest Payment Date prior to the current Interest Payment Date, plus (iii) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current Interest Payment Date and, without duplication, any Class C Additional Interest previously due but not distributed;

                    (D) fourth, to the Class A Certificateholders, the sum of
               any Class A Carry-over Amount for such Distribution Date plus any Class A Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date);

                    (E) fifth, to the Class B Certificateholders, the sum of any
               Class B Carry-over Amount for such Distribution Date plus any Class B Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date); and

                    (F) sixth, to the Class C Certificateholders, the sum of any
               Class C Carry-over Amount for such Distribution Date plus any Class C Carry-over Amount for each other Distribution Date, if any, occurring after the immediately preceding Interest Payment Date (or with respect to the first Interest Payment Date, after the Closing Date).

               (ii) on each Special Payment Date (if a Responsible Officer of the Trustee has actual knowledge of the Early Amortization Period) and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, the Excess Funding Account and (after giving effect to the application pursuant to Section 4.7(a)(i)) the Interest Funding Account, shall be distributed to the Series 1996-1 Certificateholders in the following order of priority: (A) first, to the Class A Certificateholders until the outstanding principal balance of the Class A Certificates has been reduced to zero; (B) second, to the Class B Certificateholders until the outstanding principal balance of the Class B Certificates has been reduced to zero; and (C) to the Class C Certificateholders until the outstanding principal balance of the Class C Certificates has been reduced to zero; provided, however, that the maximum amount distributed pursuant to this clause (ii) on any such day shall not exceed the excess of (x) the sum of the outstanding principal balance of the Class A, Class B and Class C Certificates, as applicable, over
          (y) the sum of the unreimbursed Class A, Class B and Class C Investor Charge-Offs, each on such day.

               (b) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.3, 9.2, 10.1 and 12.2 of the Agreement and Section 8.1 and 8.2 of this Series Supplement.


          SECTION 4.8. Application of Reserve Fund and Available Subordinated Amount. (a) If Investor Non-Principal Collections and Investment Proceeds allocated to Series 1996-1 Certificateholders on any Distribution Date pursuant to Section 4.6(a) are not sufficient to make the entire distributions required on such Distribution Date by Section 4.6(a)(i), (ii), (iii), (iv) and (vi), the Servicer shall direct the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.6(a)(i), (ii), (iii), (iv) and (vi) in the numerical order thereof.

          (b) If there is a Required Subordination Draw Amount for such Distribution Date, the Servicer shall, subject to the following paragraph, apply or direct the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make up the shortfall in the distributions required by Sections 4.6(a)(i), (ii), (iii), (iv) and (vi) and that have not been made through application of funds from the Reserve Fund pursuant to Section 4.8(a). Any such Available Seller's Collections remaining after the application thereof pursuant to the preceding sentence shall be treated as a portion of Available Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1996-1 as described in Section 4.5(a)(vi). If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, the Available Subordinated Amount shall be reduced in accordance with clause (ii) of the definition of Available Subordinated Amount in an amount equal to such Available Seller's Collections.

     If for such Distribution Date the sum of the Required Subordination Draw Amount and the aggregate of the required subordination draw amounts for all other Series outstanding exceeds the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, then such Available Seller's Collections shall be allocated to such Series (including Series 1996-1) pro rata on the basis of such required subordination draw amounts (including the Required Subordination Draw Amount).

          (c) On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Series 1996-1 Certificates, any funds remaining on deposit in the Reserve Fund shall be paid to the Seller.

          (d) The balance of Available Seller's Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Section 4.8(b) and the distributions in respect of other Series shall be distributed to the Seller on such Distribution Date.

          SECTION 4.9. Investor Charge-Offs. If, on any Distribution Date on which (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) (i) the Available Subordinated Amount for the related Determination Date is zero, (ii) the balance of the Reserve Fund on such Distribution Date is zero and (iii) the Deficiency Amount for such Distribution Date is greater than zero, then the Class C Invested Amount will be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount for the related Collection Period (a "Class C Investor Charge-Off"). In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be maintained at or reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class B Investor Charge-Off"). In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be maintained at or reduced to zero, and the Class A Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining Investor Default Amount for such Collection Period (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs will thereafter be reimbursed (in that order) and the Class A

Invested Amount and Class C Invested Amount increased (in that order) (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, as the case may be) on any Distribution Date by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount allocated and available for that purpose pursuant to Section 4.6(a)(vii).

          SECTION 4.10. Excess Servicing. The Servicer shall cause the Trustee to apply, on each Distribution Date, Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

               (a) an amount equal to the aggregate outstanding amounts of the Certificateholders' Monthly Servicing Fee which have been previously waived pursuant to Section 3.1 shall be distributed to the Servicer; and

               (b)  the balance, if any, shall be distributed to the Seller.

          SECTION 4.11.  Excess Principal Collections.

          "Series 1996-1 Excess Principal Collections", with respect to any Distribution Date, shall mean an amount equal to the lesser of (a) the Series 1996-1 Principal Shortfall, if any, for such Distribution Date and (b) an amount equal to the product of (x) excess principal collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 1996-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of principal shortfalls for all Series for such Distribution Date.

          SECTION 4.12. Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

          (b) If (i) on any Determination Date during the Revolving Period there are any funds in the Excess Funding Account and (ii) the Pool Balance at the end of the preceding Collection Period is greater than the Pool Balance at the end of the second preceding Collection Period, then, subject to the other provisions of this Section 4.12(b) and to Sections 4.12(c) and (d), the Invested Amount and the invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods shall be increased such that, after giving effect to such increases, the Required Participation Amount is at least equal to the Pool Balance. On such Determination Date, the Servicer shall notify the Trustee of the amount, if any, of such increase in the Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase the Pool Balance equals or exceeds the sum of (A) the Required Participation Amount (exclusive of the amount in clause (b) of the definition thereof), (B) the sum of the Available Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other Series shall have no required subordinated amounts, the available subordinated amounts with respect to such Series) and (C) the sum of any subordinated amounts supporting any Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

          The Seller may elect to make such withdrawals from the Excess Funding Account and the excess funding accounts or similar arrangements for other Series on a daily or weekly basis during a Collection Period by giving the Trustee notice of such election at least two Business Days and no more than five Business Days prior to the commencement of such daily or weekly withdrawals. If such election is made, then deposits into the Excess Funding Account and excess funding accounts or similar arrangements for other Series shall be made on a similar basis for the related Collection Period. If such election is for withdrawals on a daily basis, then such withdrawals shall be made on each Business Day and the Pool Balance to be referenced shall be the Pool Balance on the next preceding Business Day. If such election is for withdrawals on a weekly basis, then such withdrawals shall be made on each Wednesday (or if such Wednesday is not a Business Day, then on the Business Day next succeeding such Wednesday) and the Pool Balance to be referenced shall be the Pool Balance on the preceding Monday.

          (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, (i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts (including the Excess Funding Account) of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Invested Amount bears to the invested amounts (including the Invested Amount) of all Series providing for excess funding accounts or such similar arrangements.

          (d) In the event that any other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Supplements for such Series, to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.


                                   ARTICLE V

                          Distribution and Reports to
                          ---------------------------
                       Series 1996-1 Certificateholders
                       --------------------------------

          SECTION 5.1. Distributions. (a) On each Distribution Date, the Trustee shall distribute to each Series 1996-1 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.2 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 1996-1 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1996-1 Accounts as is payable to and Series 1996-1 Certificateholder on such Distribution Date pursuant to the priorities set forth in Section 4.7.

          (b) Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to Series 1996-1

Certificateholders hereunder shall be made by check mailed to each Series 1996-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1996-1 Certificate or the making of any notation thereon; provided, however, that with respect to Series 1996-1 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

          SECTION 5.2. Reports and Statements to Series 1996-1 Certificateholders. (a) At least two Business Days prior to each Distribution Date, the Servicer will provide to the Trustee a statement substantially in the form of Exhibit D (a "Distribution Date Statement"), and on each Distribution Date the Trustee shall forward to each Series 1996-1 Certificateholder such statement prepared by the Servicer setting forth certain information relating to the Trust and the Series 1996-1 Certificates.

          (b) A copy of each statement provided pursuant to paragraph (a) and a copy of the Pooling and Servicing Agreement (without exhibits) and this Series Supplement will be made available to Series 1996-1 Certificateholders of record for inspection at the Corporate Trust Office during the Trustee's normal business hours.

          (c) On or before January 31 of each calendar year, beginning with calendar year 1997, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1996-1 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1996-1 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-1 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1996-1 Certificateholders (or Certificate Owners) to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI

                           Early Amortization Events
                           -------------------------

          SECTION 6.1. Additional Early Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 1996-1 Certificateholders, be deemed to be an Early Amortization Event solely with respect to Series 1996-1 (each, an "Additional Early Amortization Event"):

               (a) on any Distribution Date, the balance of the Reserve Fund is less than two percent (2%) of the aggregate outstanding principal balance of the Certificates, in each case after giving effect to all deposits and distributions on such Distribution Date;

               (b)  any Servicer Default occurs;

               (c) a Carry-over Amount is outstanding on six consecutive Distribution Dates (after giving effect to the distribution on each such Distribution Date);

               (d) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than twenty-seven and one-half percent (27.5%);

               (e) the outstanding principal amount of the Certificates is not repaid by the Expected Final Payment Date;

               (f) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any Receivables) (including recoveries from collateral security, recoveries from the products, recoveries from Manufacturers and insurance proceeds) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of the Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (f) may be amended or waived with the consent of the Seller and each Rating Agency; or

               (g) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and any excess funding accounts for any other Series represents more than 50% of the total assets of the Trust on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date.

                                  ARTICLE VII

                              Optional Repurchase
                              -------------------

          SECTION 7.1. Optional Repurchase. (a) On any Distribution Date occurring after the date on which the Invested Amount is reduced to 10% of the principal amount of the Certificates on the Closing Date or less, the Seller shall have the option, subject to the condition set forth in paragraph (c), to purchase the entire, but not less than the entire, Series 1996-1 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

          (b) The Seller shall give the Servicer and the Trustee at least 10 Business Days' prior written notice of the Distribution Date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount and if for any reason the Seller fails to deposit the Reassignment Amount, payments will continue to be made to Certificateholders as provided herein. The Reassignment Amount shall be distributed as set forth in Section 8.1(b).

          (c) If at the time the Seller exercises its purchase option hereunder the Seller's unsecured debt is unrated or has a rating lower than the lowest investment grade rating of any Rating Agency, the Seller shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 1996-1 Certificateholders' Interest purchased by the Seller constitutes fair value for the consideration paid therefor and as to the Seller is solvent, the purchase of the Series 1996-1 Certificateholders' Interest would not be considered a fraudulent conveyance under applicable law.


                                  ARTICLE VIII

                              Final Distributions
                              -------------------

          SECTION 8.1.  Sale of Certificateholders' Interest Pursuant to Section
2.3 of the Agreement; Distributions Pursuant to Section 7.1 of this Series Supplement or Section 2.3 or 12.2(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series 1996-1 in connection with a purchase of the Certificateholders' Interest pursuant to
Section 2.3 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

          (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1 of this Series Supplement or
Section 2.3 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.2(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (x) deposit the sum of (A) the Class A Monthly Interest for such Distribution Date plus the Class A Monthly Interest for each Distribution Date, if any, occurring after the immediately preceding Interest Payment Date, plus (B) the amount of Class A Additional Interest, if any, for such Distribution Date and without duplication any Class A Additional Interest previously due but not deposited into the Interest Funding Account or paid to Class A Certificateholders on any prior Distribution Date, into the Interest Funding Account and (y) deposit the Class A Invested Amount on such date into the Principal Funding Account; (ii) second, (x) deposit the sum of (A) the Class B Monthly Interest for such Distribution Date plus the Class B Monthly Interest for each Distribution Date, if any, occurring after the immediately preceding Interest Payment Date, plus (B) the amount of Class B Additional Interest, if any, for such Distribution Date and without duplication any Class B Additional Interest previously due but not deposited into the Interest Funding Account or paid to Class B Certificateholders on any prior Distribution Date, into the Interest Funding Account and (y) deposit the Class B Invested Amount on such date into the Principal Funding Account; (iii) third, (x) deposit the sum of (A) the Class C Monthly Interest for such Distribution Date plus the Class C Monthly Interest for each Distribution Date, if any, occurring after the immediately preceding Interest Payment Date, plus (B) the amount of Class C Additional Interest, if any, for such Distribution Date and without duplication any Class C Additional Interest previously due but not deposited into the Interest Funding Account or paid to the Class C Certificateholders on any prior Distribution Date, into the Interest Funding Account and (y) deposit the Class C Invested Amount on such date into the Principal Funding Account, and (iv) fourth, pay the remainder of any Termination Proceeds to the Seller; provided, however, that the sum of the amounts allocated pursuant to clauses (i) through (iii) shall not exceed the Reassignment Amount for Series 1996-1.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to Section 7.1 or 8.1 of this Series Supplement and all other amounts on deposit therein shall be distributed in full to the Series 1996-1 Certificateholders on such date in the order of priority set forth in Section 4.7 of this Series Supplement and any distribution made pursuant to paragraph (b) above and Section 4.7 of this Series Supplement shall be deemed to be a final distribution pursuant to
Section 12.2 of the Agreement with respect to Series 1996-1.

          SECTION 8.2. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.2 of the Agreement. (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.2(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to the Series 1996-1 Allocation Percentage of Principal Collections and deposit such amount in the Principal Funding Account, provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to the Series 1996-1 Allocation Percentage of Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to the Series 1996-1 Allocation Percentage of Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

          (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not deposited into the Interest Funding Account on any prior Distribution Date, (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not deposited into the Interest Funding Account on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to the Series 1996-1 Allocation Percentage of Non-Principal Collections and deposit such amount in the Interest Funding Account, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds allocated to the Series 1996-1 Allocation Percentage of Non-Principal Collections and (B) 100% minus the Excess Seller's Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 1996-1 Certificateholders in the order of priority set forth in Section 4.7 on the Distribution Date on which funds are deposited pursuant to this Section 8.2 (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section 8.2 shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement with respect to Series 1996-1.

                                   ARTICLE IX

                            Miscellaneous Provisions
                            ------------------------

          SECTION 9.1. Registration of the Series 1996-1 Certificates under the Securities Exchange Act of 1934. The Seller shall cause the Class A and Class B Certificates to be registered under the Securities Exchange Act of 1934, as amended, on or before [OCTOBER ____], 1996 and thereafter maintain such registration until the Series 1996-1 Certificates are no longer outstanding.

          SECTION 9.2. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 9.3. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.4. Governing Law. This Series Supplement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 9.5.  Limitation of Class C Certificates.

          (a) Each Class C Certificateholder (other than the Seller) represents and warrants to the Seller and the Trustee that such Class C Certificateholder
(i) is properly classified as a "corporation" as described in Section 7701(a)(3) of the Internal Revenue Code, (ii) is not an S corporation as described in
Section 1361 of the Internal Revenue Code and (iii) will not knowingly take any action which will cause it not to be so classified.

          (b) Each Class C Certificateholder (other than the Seller) confirms that is has neither acquired nor will it sell, trade or transfer any interest in the Class C Certificates or cause an interest in the Class C Certificates to be marketed on or through

(i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(b)(2) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Class C Certificates are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Class C Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any purported transfer, assignment or other conveyance of the Class C Certificates in contravention of the foregoing covenant shall be null and void ab initio and the purported transferor shall continue to be treated as the holder of such Class C Certificates and the purported transferee shall not be recognized as a Class C Certificateholder by the Seller. If the Seller determines, based on an Opinion of Counsel, that there is an exception to Section 7704 of the Internal Revenue Code that applies to transfers of interests in the Trust by Private Holders, the Seller will notify the Trustee, and the parties hereto in good faith will proceed to amend this Agreement to eliminate or modify the covenants of the Class C Certificateholders contained in this Section 9.5(b) and Section 9.5(c) to comply with such exception.

          (c) Notwithstanding the foregoing provisions of this Section 9.5, at no time shall the aggregate number of Private Holders exceed 100. Any purported transfer, assignment or other conveyance (including any participation) of the Class C Certificates in contravention of the foregoing restriction shall be null and void ab initio and the purported transferor shall continue to be treated as the holder of such Class C Certificates and the purported transferee shall not be recognized as a Class C Certificateholder by the Seller, the Servicer or the Trustee. The Seller shall provide prior notice to the Rating Agencies of any transfer of any Class C Certificates held by the Seller.

          SECTION 9.6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller.

          SECTION 9.7. Instructions in Writing. All instructions given by the Servicer to the Trustee pursuant to this Series Supplement shall be in writing, and may be included in a Distribution Date Statement.

          SECTION 9.8. Initial Funding of Reserve Fund. On the Closing Date the Seller shall cause to be deposited with the Trustee, and the Trustee shall deposit in the Reserve Fund, available funds in an amount equal to two percent (2%) of the aggregate initial principal balance of the Certificates.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed as of the day and year first above written.

                    DEUTSCHE FLOORPLAN RECEIVABLES, L.P.,
                    as Seller

                    By: DEUTSCHE FLOORPLAN RECEIVABLES, INC.,
                    its general partner



                    By:
                       -----------------------------
                       Name:
                       Title:



                    By:
                       -----------------------------
                       Name:
                       Title:



                    DEUTSCHE FINANCIAL SERVICES CORPORATION, as Servicer



                    By:
                       -----------------------------
                       Name:
                       Title:



                    By:
                       -----------------------------
                       Name:
                       Title:



                    THE CHASE MANHATTAN BANK,
                    as Trustee


                    By:
                       -----------------------------
                       Name:
                       Title:

                                                                       EXHIBIT A

                      FORM OF FACE OF CLASS A CERTIFICATE

                       Initial
REGISTERED             Principal Balance: *
                       $______________________
Certificate No.  R-[ ]
                       CUSIP NO.

Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

             $___________ FLOATING RATE ASSET BACKED CERTIFICATES,

                             SERIES 1996-1, CLASS A

             evidencing a fractional undivided interest in certain
                                 assets of the

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) and other receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Deutsche Financial Services Corporation ("DFS") or an Approved Affiliate meeting certain eligibility criteria. This certificate (a "Class A Certificate") does not represent any interest in, or obligation of, Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP" or the "Seller"), DFS, Deutsche Bank AG or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the


-------------------
*    Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

          THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller has caused this Class A Certificate to be duly executed.

                           DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                           By: DEUTSCHE FLOORPLAN RECEIVABLES,
                               INC., its general partner


                           By:
                              ----------------------------
                              Name:
                              Title:


                           By:
                              ----------------------------
                              Name:
                              Title:


Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                              THE CHASE MANHATTAN BANK,
                              as Trustee,



                              By:
                                 ------------------------------
                                 Authorized Officer

                  FORM OF THE REVERSE OF CLASS A CERTIFICATE

          This certifies that [Cede & Co.] (the "Series 1996-1 Class A Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "P&S") dated as of December 1, 1993, amended and restated as of March 1, 1994, further amended as of January 24, 1996, and amended and restated as of October 1, 1996, as supplemented by the Series 1996-1 Series Supplement dated as of October 1, 1996 (the "Series Supplement"), among Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP"), formerly known as ITT Floorplan Receivables, L.P., as Seller (the "Seller"), Deutsche Financial Services Corporation ("DFS"), formerly known as ITT Commercial Finance Corp., as servicer (the "Servicer"), and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee"), that are allocated to the Series 1996-1 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series 1996-1 Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Class A Certificates, the Class B Certificates and the Class C Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Seller's Certificate issued pursuant to the Pooling and Servicing Agreement represents the Seller's Interest in the Trust (i.e., the interest in the Trust Assets not represented by the Investor Certificates). In addition, Series 1994-1 is currently outstanding.

          The Receivables consist of advances made directly or indirectly by DFS or an Approved Affiliate to dealers in, and manufacturers of, commercial and consumer products.

          Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

          This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1996-1 Class A Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Class A Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Class A Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Seller has entered into the Pooling and Servicing Agreement and the Series 1996-1 Certificates have been (or will be) issued with the intention that the Series 1996-1 Certificates will qualify under applicable tax law as indebtedness of Deutsche FRLP secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat such Series 1996-1 Certificate as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

          On each applicable Distribution Date, the Trustee shall distribute to each Series 1996-1 Certificateholder of record at the close of business [on the day preceding such Distribution Date]** [the last day of the month preceding the month in which such Distribution Date occurs]*** (each a "Record Date") such

---------------------
**  Applicable to Book-Entry Certificates.
*** Applicable to Definitive Certificates.

Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Class A Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account or the Series 1996-1 Accounts as are payable in respect of the Class A Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Class A Certificate will be made by the Trustee by check mailed to the address of the Series 1996-1 Class A Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate) except that with respect to Class A Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 1996-1 Class A Certificateholder in accordance with the Pooling and Servicing Agreement.

          On the Distribution Date occurring after the Invested Amount is reduced to 10% of the original principal amount of the Certificates or less, the Seller has the option, subject to the condition set forth in Section 7.1(c) of the Series Supplement, to purchase the entire Series 1996-1 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

          This Class A Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Deutsche Bank AG or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class A Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without consent of any of the Series 1996-1 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the Series 1996-1 Certificateholders or any other Certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon confirmation by each Rating Agency that such amendment will not result in the reduction or withdrawal of their then current rating of the certificates of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

          In addition, notwithstanding the foregoing, the P&S and any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its Affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to Seller pursuant to the P&S and certain provisions of the P&S relating to the liability of the Seller), or (4) to enable the Seller or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an Opinion of Counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or Class as debt or as an interest in a partnership; provided, however, that if any such amendment occurs while Series 1994-1 is outstanding, an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment shall not adversely affect in any material respect the interests of any Investor Certificateholders of Series 1994-1.

          The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the

Trustee with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of each such affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder; (iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class; or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Class A Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

          The Class A Certificates are issuable only as registered Class A Certificates without coupons in denominations specified in the Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          The Servicer, the Trustee, the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                                  ASSIGNMENT

Social Security or other identifying number of assignee

------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                                                (name and address of
-----------------------------------------------
assignee)

--------------------------------------------------------------------------------

the within certificate and all rights thereunder, and hereby irrevocably
constitutes and appoints                   , attorney, to transfer said
                         ------------------
certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        *
       -----------------------                  ------------------------------
                                                     Signature Guaranteed:

                                                ------------------------------

------------------------------

(*) NOTE:   The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                      FORM OF FACE OF CLASS B CERTIFICATE

                                      Initial
REGISTERED                            Principal Balance: *
                                      $______________________
Certificate No.  R-[ ]
                                      CUSIP NO.

Unless this Class B Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT FUNDING ITS ACQUISITION WITH THE ASSETS OF ANY BENEFIT PLAN.


------------------
* Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

             $___________ FLOATING RATE ASSET BACKED CERTIFICATES,

                            SERIES 1996-1, CLASS B

             evidencing a fractional undivided interest in certain
                                 assets of the

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) and other receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Deutsche Financial Services Corporation ("DFS") or an Approved Affiliate meeting certain eligibility criteria. This certificate (a "Class B Certificate") does not represent any interest in, or obligation of, Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP" or the "Seller"), DFS, Deutsche Bank AG or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class B Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

          THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller has caused this Class B Certificate to be duly executed.

                           DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                           By: DEUTSCHE FLOORPLAN RECEIVABLES, INC., its general
                               partner


                           By:____________________________
                              Name:
                              Title:

                           By:____________________________
                              Name:
                              Title:

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

THE CHASE MANHATTAN BANK,
as Trustee,



  By: _______________________
      Authorized Officer

                  FORM OF THE REVERSE OF CLASS B CERTIFICATE

          This certifies that [CEDE & CO.] (the "Series 1996-1 Class B Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "P&S") dated as of December 1, 1993, amended and restated as of March 1, 1994, further amended as of January 24, 1996, and amended and restated as of October 1, 1996, as supplemented by the Series 1996-1 Series Supplement dated as of October 1, 1996 (the "Series Supplement"), among Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP"), formerly known as ITT Floorplan Receivables, L.P., as Seller (the "Seller"), Deutsche Financial Services Corporation ("DFS"), formerly known as ITT Commercial Finance Corp., as servicer (the "Servicer"), and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee"), that are allocated to the Series 1996-1 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series 1996-1 Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Class B Certificates, the Class A Certificates and the Class C Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          The Class B Certificates will be subordinated to fund payments of principal and interest on the Class A Certificates to the extent described in the Series Supplement.

          The Seller's Certificate issued pursuant to the Pooling and Servicing Agreement represents the Seller's Interest in the Trust (i.e., the interest in the Trust Assets not represented by the Investor Certificates). In addition, Series 1994-1 is currently outstanding.

          The Receivables consist of advances made directly or indirectly by DFS or an Approved Affiliate to dealers in, and manufacturers of, commercial and consumer products.

          Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

          This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1996-1 Class B Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Class B Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Class B Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Seller has entered into the Pooling and Servicing Agreement and the Series 1996-1 Certificates have been (or will be) issued with the intention that the Series 1996-1 Certificates will qualify under applicable tax law as indebtedness of Deutsche FRLP secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat such Series 1996-1 Certificate as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

          On each applicable Distribution Date, the Trustee shall distribute to each Series 1996-1 Certificateholder of record at the close of business [on the day preceding such Distribution Date]** [the last day of the month preceding the month in which such Distribution Date occurs]*** (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Class B Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account or the Series 1996-1 Accounts as are payable in respect of the Class B Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Class B Certificate will be made by the Trustee by check mailed to the address of the Series 1996-1 Class B Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation thereon (except for the final distribution in respect of this Class B Certificate) except that with respect to Class B Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Class B Certificate will be made only upon presentation and surrender of this Class B Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 1996-1 Class B Certificateholder in accordance with the Pooling and Servicing Agreement.

          On the Distribution Date occurring after the Invested Amount is reduced to 10% of the original principal amount of the Certificates or less, the Seller has the option, subject to the condition set forth in Section 7.1(c) of the Series Supplement, to purchase the entire Series 1996-1 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

          This Class B Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Deutsche Bank AG or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class B Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the


---------------------
**  Applicable to Book-Entry Certificates.

*** Applicable to Definitive Certificates.

Trustee, without consent of any of the Series 1996-1 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the Series 1996-1 Certificateholders or any other Certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon confirmation by each Rating Agency that such amendment will not result in the reduction or withdrawal of their then current rating of the certificates of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

          In addition, notwithstanding the foregoing, the P&S and any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its Affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to Seller pursuant to the P&S and certain provisions of the P&S relating to the liability of the Seller), or (4) to enable the Seller or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an

Opinion of Counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or Class as debt or as an interest in a partnership; provided, however, that if any such amendment occurs while Series 1994-1 is outstanding, an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment shall not adversely affect in any material respect the interest of any Investor Certificateholders of Series 1994-1.

          The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of each such affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder; (iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class; or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Class B Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

          The Class B Certificates are issuable only as registered Class B Certificates without coupons in denominations specified in the Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Class B Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          The Servicer, the Trustee, the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                                  ASSIGNMENT

Social Security or other identifying number of assignee

------------------------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------
                                               (name and address of assignee)


--------------------------------------------------------------------------------

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------                   ------------------------------*
                                                      Signature Guaranteed:



                                                 ------------------------------



-----------------------------------

(*) NOTE:   The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT C

                      FORM OF FACE OF CLASS C CERTIFICATE

                               Initial
REGISTERED                     Principal Balance: *
                               $______________________
Certificate No.  R-[ ]
                               CUSIP NO.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT FUNDING ITS ACQUISITION WITH THE ASSETS OF ANY BENEFIT PLAN.

-----------------
* Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

             $___________ FLOATING RATE ASSET BACKED CERTIFICATES,

                             SERIES 1996-1, CLASS C

             evidencing a fractional undivided interest in certain
                                 assets of the

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) and other receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Deutsche Financial Services Corporation ("DFS") or an Approved Affiliate meeting certain eligibility criteria. This certificate (a "Class C Certificate") does not represent any interest in, or obligation of, Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP" or the "Seller"), DFS, Deutsche Bank AG or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class C Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

          THIS CLASS C CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller has caused this Class C Certificate to be duly executed.

                           DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                           By: DEUTSCHE FLOORPLAN RECEIVABLES,
                               INC., its general partner


                           By:
                              ----------------------------------
                              Name:
                              Title:

                           By:
                              ----------------------------------
                              Name:
                              Title:

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

THE CHASE MANHATTAN BANK,
as Trustee,



          By:
              -----------------------
              Authorized Officer

                  FORM OF THE REVERSE OF CLASS C CERTIFICATE

          This certifies that [_______________________] (the "Series 1996-1
Class C Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "P&S") dated as of December 1, 1993, amended and restated as of March 1, 1994, further amended as of January 24, 1996, and amended and restated as of October 1, 1996, as supplemented by the Series 1996-1 Series Supplement dated as of October 1, 1996 (the "Series Supplement"), among Deutsche Floorplan Receivables, L.P. ("Deutsche FRLP"), formerly known as ITT Floorplan Receivables, L.P., as Seller (the "Seller"), Deutsche Financial Services Corporation ("DFS"), formerly known as ITT Commercial Finance Corp., as servicer (the "Servicer"), and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee"), that are allocated to the Series 1996-1 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Contribution and Sale Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series 1996-1 Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Class C Certificates, the Class A Certificates and the Class B Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          The Class C Certificates will be subordinated to fund payments of principal and interest on the Class A Certificates and the Class B Certificates to the extent described in the Series Supplement.

          The Seller's Certificate issued pursuant to the Pooling and Servicing Agreement represents the Seller's Interest in the Trust (i.e., the interest in the Trust Assets not represented by the Investor Certificates). In addition, Series 1994-1 is currently outstanding.

          The Receivables consist of advances made directly or indirectly by DFS or an Approved Affiliate to dealers in, and manufacturers of, commercial and consumer products.

          Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

          This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1996-1 Class C Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Class C Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Class C Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat such Series 1996-1 Certificate as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

          On each applicable Distribution Date, the Trustee shall distribute to each Series 1996-1 Certificateholder of record at the close of business [on the day preceding such Distribution Date]** [the last day of the month preceding the month in which

-----------------------
** Applicable to Book-Entry Certificates.

such Distribution Date occurs]*** (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Class C Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account or the Series 1996-1 Accounts as are payable in respect of the Class C Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Class C Certificate will be made by the Trustee by check mailed to the address of the Series 1996-1 Class C Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class C Certificate or the making of any notation thereon (except for the final distribution in respect of this Class C Certificate) except that with respect to Class C Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Class C Certificate will be made only upon presentation and surrender of this Class C Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 1996-1 Class C Certificateholder in accordance with the Pooling and Servicing Agreement.

          On the Distribution Date occurring after the Invested Amount is reduced to 10% of the original principal amount of the Certificates or less, the Seller has the option, subject to the condition set forth in Section 7.1(c) of the Series Supplement, to purchase the entire Series 1996-1 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

          This Class C Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Deutsche Bank AG or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class C Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without consent of any of the Series 1996-1 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any

------------------
***  Applicable to Definitive Certificates.

outstanding Series. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Servicer, the Seller and the Trustee without the consent of any of the Series 1996-1 Certificateholders or any other Certificateholders to change in any manner the treatment of Delayed Funding Receivables under the Pooling and Servicing Agreement, but only upon confirmation by each Rating Agency that such amendment will not result in the reduction or withdrawal of their then current rating of the certificates of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

          In addition, notwithstanding the foregoing, the P&S and any Supplement may be amended by the Servicer and the Trustee at the direction of the Seller without the consent of any of the Certificateholders (1) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Seller or any of its Affiliates (including Deutsche Bank AG) to minimize or avoid capital charges under any applicable law, rule, regulation or guideline relating to regulatory or risk-based capital, (2) to enable all or a portion of the Trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Internal Revenue Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended availability of partnership treatment of the Trust for federal income tax purposes, (3) to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 (and, in connection with any such election, to modify or eliminate existing provisions of the P&S or any Supplement relating to the intended Federal income tax treatment of the Certificates and the Trust in the absence of such election, which may include elimination of the sale of Receivables upon the occurrence of an insolvency event with respect to Seller pursuant to the P&S and certain provisions of the P&S relating to the liability of the Seller), or (4) to enable the Seller or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, so long as in each case the Rating Agency Condition has been satisfied and, in the case of (2) or (3), the Seller and the Trustee have received an Opinion of Counsel to the effect that such amendment will not adversely affect the characterization of the certificates of any outstanding Series or Class as debt or as an interest in a partnership; provided, however, that if any such amendment occurs while Series 1994-1 is outstanding, an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, shall be required providing that such amendment shall not adversely affect in any material respect the interests of any Investor Certificateholders of Series 1994-1.

          The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of each such affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder; (iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class; or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Class C Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Class C Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Class C Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

          The Class C Certificates are issuable only as registered Class C Certificates without coupons in denominations specified in the Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Class C Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          The Servicer, the Trustee, the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

          Each Series 1996-1 Class C Certificateholder (other than the Seller) represents and warrants to the Seller and the Trustee that such Series 1996-1 Class C Certificateholder (i) is properly classified as a "corporation" as described in Section 7701(a)(3) of the Internal Revenue Code, (ii) is not an S corporation as described in Section 1361 of the Internal Revenue Code and (iii) will not knowingly take any action which will cause it not to be so classified.

          Each Series 1996-1 Class C Certificateholder (other than the Seller) confirms that is has neither acquired nor will it sell, trade or transfer any interest in the Class C Certificates or cause an interest in the Class C Certificates to be marketed on or through (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(b)(2) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Class C Certificates are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Class C Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any purported transfer, assignment or other conveyance of the Class C Certificates in contravention of the foregoing covenant shall be null and void ab initio and the purported transferor shall continue to be treated as the holder of such Class C Certificates and the purported transferee shall not be recognized as a Series 1996-1 Class C Certificateholder by the Seller, the Servicer or the Trustee.

                                   ASSIGNMENT

Social Security or other identifying number of assignee

------------------------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------
                                               (name and address of assignee)


--------------------------------------------------------------------------------

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------------------                 ----------------------------*
                                                       Signature Guaranteed:



                                                   ----------------------------


----------------------------------

(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT D


                          DISTRIBUTION DATE STATEMENT


          (a) The aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

          (b) The Floating Allocation Percentage, the Principal Allocation Percentage and the Series 1996-1 Allocation Percentage for such Collection Period;

          (c) The total amount, if any, distributed on the Series 1996-1 Certificates;

          (d) The amount of such distribution allocable to principal on the Class A Certificates, the Class B Certificates and the Class C Certificates;

          (e) The amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates and the Class C Certificates;

          (f)  The Investor Default Amount for such Distribution Date;

          (g) The Required Subordination Draw Amount, if any, for the preceding Collection Period;

          (h) The amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

          (i) The amount of the Monthly Servicing Fee for the preceding Collection Period;

          (j) The Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Excess Funding Account balance and the outstanding principal balance of the Class A, Class B and Class C Certificates for such distribution (after giving effect to all distributions which will occur on such Distribution Date);

          (k)  The Controlled Distribution Amount, if any;

          (l) The Class A Pool Factor, Class B Pool Factor and Class C Pool Factor;

          (m)  The Available Subordinated Amount for such Determination Date;

          (n)  The applicable Net Receivables Rate for the next Interest Period;

          (o)  The Reserve Fund balance for such date; and

          (p) The Principal Funding Account balance, the Interest Funding Account balance and Collection Account balance with respect to such date.

                                                                      SCHEDULE 1


Name of Series                              Depository Institution
1996-1 Account                                  and Account No.
--------------                              -----------------------
Interest Funding Account

Principal Funding Account

Excess Funding Account

Reserve Fund

                                                                      SCHEDULE 2


                   Initial Principal Amounts of Certificates
                   -----------------------------------------

Class                                                  Initial Principal Amount
-----                                                  ------------------------
Class A                                                       $1,000,000,000
Class B                                                       $   31,747,000
Class C                                                       $   26,456,000